Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-37347, 333-67659, 333-92707, 333-57500, 333-70604, 333-104770, 333-116957) pertaining to the 1997 Stock Incentive Plan of Pervasive Software Inc. of our report dated September 8, 2005 with respect to the consolidated financial statements and schedule of Pervasive Software Inc. included in this Annual Report on Form 10-K/A.

/s/ Ernst & Young LLP

Austin, Texas

September 22, 2006